EX - 23.1         Authorization of Independent Auditors


                      AUTHORIZATION OF INDEPENDENT AUDITORS

We hereby authorize the use in this Current Report on Form 8-K/A of Entertainment Properties Trust ("EPR") of our report dated December 12, 2003, relating to the audited historical statement of revenues and certain operating expenses of New Roc Associates, L.P. for the year ended December 31, 2002.


/s/ BDO Seidman LLP

BDO SEIDMAN LLP


January 9, 2004